2850 Frontier Drive | Warsaw, IN 46582 Ph: 574.268.6379 | Fax: 574.268.6302 www.orthopediatrics.com OrthoPediatrics Corp. Achieves Record Preliminary Unaudited Revenue for Full Year 2025 and Issues 2026 Financial Guidance Achieves all-time high full year 2025 Revenue of $236.1 million representing growth of 15% over prior year Initiates guidance for record Adjusted EBITDA in 2026 Warsaw, IN – January 12, 2026 – OrthoPediatrics Corp. (“OrthoPediatrics” or the “Company”) (Nasdaq: KIDS), a company focused exclusively on advancing the field of pediatric orthopedics, today announced preliminary unaudited financial highlights for the fourth quarter and full year ended December 31, 2025, issued 2026 financial guidance, and provided business updates. Recent Business and Financial Highlights: • Helped over 37,500 children in the fourth quarter 2025, with the Company now having helped nearly 1.3 million children since inception. • Generated record preliminary unaudited full year 2025 net revenue of $236.1 million, representing continued growth compared to $204.7 million in 2024 of 15%. Preliminary full year domestic net revenue is expected to be $186.2 million, representing 16% annual growth and international net revenue is expected to be $49.9 million, representing 15% annual growth. • Generated preliminary unaudited fourth quarter 2025 net revenue of $61.3 million, representing 16% growth compared to $52.7 million in the fourth quarter of 2024. Preliminary domestic fourth quarter net revenue is expected to be $48.4 million, representing 13% growth compared to the prior year period, and international net revenue is expected to be $12.9 million, representing 32% growth compared to the prior year period. • Generated approximately $6.0 - $7.0 million dollars of fourth quarter 2025 free cash flow, resulting in total year 2025 free cash flow usage being over 50% lower than total year 2024. • Received EUMDR certification for Response Spine 4.5/5.0 and 5.5/6.0, as well as trauma and deformity plates, screws, intramedullary nails, and related instruments. 2026 Financial Guidance OrthoPediatrics projects 2026 revenue to be in the range of $262 million to $266 million, representing 11% to 13% growth compared to full year 2025 preliminary unaudited net revenue. The Company also expects approximately $10 million annual set deployment and expects to generate approximately $25 million Adjusted EBITDA in 2026. “Throughout 2025, we delivered another year of strong performance, advanced our strategic initiatives, and widened our leadership position in pediatric orthopedics. Our Trauma and Deformity and Scoliosis implant businesses continued to execute effectively, taking market share, driving topline revenue, and improving profitability," commented David Bailey, President & CEO of OrthoPediatrics. “We are also extremely pleased with the specialty bracing (OPSB) business, which remains a tremendous market opportunity and a strategic catalyst for deepening customer relationships. OPSB is proving to be a capital-efficient driver of both revenue and earnings, and we are only beginning to unlock its full potential as we scale in the years ahead. In 2025, we helped over 37,500 children in the fourth quarter alone and nearly 1.3 million since inception, while generating record preliminary unaudited revenue growth of 15% from 2024, and significantly reducing free cash flow usage year-over-year. Looking forward, we are confident that our growth drivers and operational discipline position us to execute on our long-term outlook and continue making a meaningful impact for children worldwide.”

2850 Frontier Drive | Warsaw, IN 46582 Ph: 574.268.6379 | Fax: 574.268.6302 www.orthopediatrics.com The Company plans to release its fourth quarter and full year 2025 financial results and provide additional commentary on its financial outlook in late February to early March. The quarterly and annual preliminary unaudited net revenue estimates for 2025 included in this press release are prior to the completion of review and audit procedures by the Company’s independent registered public accounting firm and are therefore subject to adjustment. Forward-Looking Statements This press release includes "forward-looking statements" within the meaning of U.S. federal securities laws. You can identify forward-looking statements by the use of words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "could," "believe," "estimate," "project," "target," "predict," "intend," "future," "goals," "potential," "objective," "would" and other similar expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors, such as the impact of widespread health emergencies, such as COVID-19 and respiratory syncytial virus, and the other risks, uncertainties and factors set forth under "Risk Factors" in OrthoPediatrics’ Annual Report on Form 10-K filed with the SEC on March 5, 2025, as updated and supplemented by our other SEC reports filed from time to time, that may cause our results, activity levels, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements;. Forward-looking statements speak only as of the date they are made. OrthoPediatrics assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable securities laws. About OrthoPediatrics Corp. Founded in 2006, OrthoPediatrics is an orthopedic company focused exclusively on advancing the field of pediatric orthopedics. As such, it has developed the most comprehensive product offering to the pediatric orthopedic market to improve the lives of children with orthopedic conditions. OrthoPediatrics currently markets over 85 products that serve three of the largest categories within the pediatric orthopedic market. This product offering spans trauma and deformity, scoliosis, and sports medicine/other procedures. OrthoPediatrics’ global sales organization is focused exclusively on pediatric orthopedics and distributes its products in the United States and over 75 countries outside the United States. For more information, please visit www.orthopediatrics.com. For more information about the OrthoPediatrics Specialty Bracing portfolio, please visit www.opsb.com. Investor Contact Philip Trip Taylor Gilmartin Group philip@gilmartinir.com 415-937-5406